Exhibit 5.1

October 20, 2021

Grom Social Enterprises, Inc.

2060 NW Boca Raton Blvd., #6

Boca Raton, Florida 33431

Re:	Grom Social Enterprises, Inc.
Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Grom Social Enterprises, Inc., a Florida corporation (the “Company”), in connection with the preparation and filing of the Company’s registration statement on Form S-1 (the “Registration Statement”), being filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), as thereafter amended or supplemented. The Registration Statement relates to the proposed resale of up to an aggregate of 3,104,945 shares of common stock of the Company, par value $0.001 per share (the “Common Stock”), including: (i) an aggregate of 2,291,667 shares (collectively, the “Conversion Shares”) of Common Stock issuable upon the conversion of an outstanding convertible promissory note of the Company in the principal amount of $4,400,000, dated September 14, 2021 (the “Note”), and (ii) up to an aggregate of 813,278 shares (collectively, the “Warrant Shares”) of Common Stock issuable upon the exercise in full of certain outstanding warrants of the Company, dated September 14, 2021 (the “Warrants”), plus an indeterminate number of shares of Common Stock as may be issuable under Rule 416 of the Securities Act to prevent dilution from stock splits, stock dividends or other distribution, recapitalization or similar transactions, for the account of the selling stockholder identified in the Registration Statement. The Note, the Conversion Shares, the Warrants and the Warrant Shares are collectively referred to herein as the “Securities.”

In rendering the opinion set forth herein, we have examined the originals, or photostatic or certified copies, of (i) the Articles of Incorporation and Bylaws of the Company, each as amended to date, (ii) certain resolutions of the Board of Directors of the Company related to the filing of the Registration Statement and the authorization and issuance of the Securities and related matters, (iii) the Registration Statement and all exhibits thereto, (iv) the forms of the Notes and the Warrants, and (v) such other records, documents and instruments as we deemed relevant and necessary for purposes of the opinion stated herein. In all such examinations, we have assumed the genuineness of all signatures on original documents, and the conformity to originals or certified documents of all copies submitted to us as conformed or other copies.

Without limiting the generality of the foregoing, in our examination, we have, with your permission, assumed without independent verification, that (i) all documents submitted to us as originals are authentic, the signatures on all documents that we examined are genuine, and all documents submitted to us as certified, conformed, photostatic, electronic or facsimile copies conform to the original document; and (ii) all corporate records made available to us by the Company and all public records we have reviewed are accurate and complete. We note that the Company has reserved, and assume it will continue to maintain reserved, a sufficient number of its duly authorized but unissued shares of Common Stock as is necessary to provide for the issuance of the Conversion Shares and the Warrant Shares.

Based upon the foregoing, and subject to the qualifications, assumptions, limitations and exceptions stated herein, we are of the opinion that:

1.	The Conversion Shares have been duly authorized by the Company and when issued and paid for in accordance with the terms and conditions of a Note, such Conversion Shares will be validly issued, fully paid and nonassessable.

2.	The Warrant Shares have been duly authorized by the Company and when issued and paid for in accordance with the terms and conditions of a Warrant, such Warrant Shares will be validly issued, fully paid and nonassessable.

October 20, 2021

We are attorneys admitted to practice in New York. We are familiar with the applicable provisions of the Florida Business Corporation Act and reported judicial decisions interpreting those laws, and we have made such inquiries with respect thereto as we consider necessary to render this opinion with respect to a Florida corporation. We express no opinion other than as to the federal laws of the United States of America, the laws of New York State, and the Florida Business Corporation Law, as such laws presently exist and to the facts as they presently exist. Our opinion is based on these laws as in effect on the date hereof and as of the effective date of the Registration Statement, and we assume no obligation to revise or supplement this opinion after the effective date of the Registration Statement should the law be changed by legislative action, judicial decision or otherwise. Where our opinions expressed herein refer to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date. Our opinions expressed herein are limited to the matters expressly stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. Not in limitation of the foregoing, we are not rendering any opinion as to the compliance with any other federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ The Crone Law Group, P.C.

THE CRONE LAW GROUP, P.C.